Exhibit 99.2

American Finance Trust

QUARTERLY FACTSHEET

March 31, 2020

COMPANY DESCRIPTION

American Finance Trust, Inc. (Nasdaq: AFIN(common); Nasdaq: AFINP(preferred)) is a real estate investment trust that acquires, owns and manages a high-quality single and multi-tenant portfolio that is Service-Retail[1] focused. The portfolio consists of a strong, creditworthy tenant base and is well positioned for growth through strong occupancy and long-term leases with embedded rent escalators.

PORTFOLIO AT A GLANCE*

Real Estate Investments, at cost	$3.9 billion
# of Properties	848
Square Feet (millions)	18.9
Annualized Straight-Line Rent (SLR)	$274 million
Occupancy[2]	94.7%
Weighted Average Remaining Lease Term[3]	8.9 years
Weighted Average Annual Rent Escalator[3][4]	1.3%

DIVIDEND INFORMATION

Dividend Rate (annualized, per share) common/preferred	$0.85/$1.88
Dividend Frequency - common/preferred	Monthly/Quarterly

COMPANY HIGHLIGHTS

HIGH-QUALITY PORTFOLIO

95% portfolio occupancy with a balance of single-tenant assets with long-term leases and retail centers focused on Experiential[1] tenants.

SIGNIFICANT LEASING ACTIVITY

Robust year over year multi-tenant leasing activity resulting in an occupancy increase of 250 bps to 87.3% with substantial leasing upside remaining.

CREDITWORTHY & DIVERSIFIED TENANTS

80% of top-ten tenants are actual or implied Investment Grade[5] Rated with 1.4% average annual Rent Escalators.

POSITIONED FOR GROWTH

Rent Escalators in 81% of existing leases plus an acquisition program of $90 million closed this year as of March 31, 2020 and a $45 million pipeline.

CONSERVATIVE BALANCE SHEET

Ample liquidity with modest Net Leverage[6] of **38.8%.**

RESILIENT PORTFOLIO

At the outset of the COVID-19 pandemic our focused efforts led to the collection of 79% of April 2020 cash rent due, including 97% of cash rent due from our top 20[8] tenants and 92% from our single tenant portfolio.[7]

PROPERTY MAP



Single-Tenant
Multi-Tenant

ANNUALIZED SLR BY INDUSTRY (%)



9%
11%
48%
32%
Single-Tenant Retail
Office
Distribution
Multi-Tenant Retail

**As of March 31, 2020 unless otherwise noted.*

1 AFIN definition of Service Retail includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, and auto services sectors. AFIN defines Experiential retail as multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

2 Represents percentage of square footage of which the tenant has taken possession divided by the respective total rentable square feet as of March 31, 2020.

3 Based on annualized straight-line rent as of March 31, 2020.

4 Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

5 Investment Grade Rating includes both actual investment grade ratings of the tenant or implied investment grade. Implied investment grade includes ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. Implied investment grade ratings are determined using a proprietary Moody's analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. Ratings information is as of March 31, 2020. AFIN's top 10 tenants are 60% actual investment grade rated and 20% implied investment grade.

6 Represents total debt less cash and cash equivalents divided by total assets plus accumulated depreciation and amortization as of March 31, 2020.

7 Note: Collection data as of April 30, 2020. Excludes April Cash Rent or Deferral Agreements executed or approved after April 30, 2020 that would apply to April Cash Rent. This information may not be indicative of any future period. The impact of the COVID-19 pandemic in our rental revenue for the second quarter of 2020 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict

8 Based on April cash rent as of March 31, 2020.

FIRST QUARTER 2020

Robust Acquisition Program	Significant Rent Collection	Portfolio Enhancement	Strategic Dispositions
• Acquired 31 single tenant properties for $90 million at a 8.4% weighted average Cap Rate.[3]	• AFIN's focused effort and proactive tenant communication to COVID-19 resulted in nearly 79% of April cash rent received.	• Since 2017, AFIN acquired 454 single-tenant properties with a weighted average remaining lease term of 16 years[4] and sold 92 single-tenant properties with a weighted average lease term of 6 years.[4]	• Captured disposition arbitrage through the sale of 2 occupied Truist Bank (formerly SunTrust Bank) properties for gross dispositions of $4 million at an average 5.7% disposition Cash Cap Rate.
• Acquisition pipeline of $45 million[1], with a focus on service oriented single-tenant retail assets.	• Received over 97% of April Cash Rent due from our top 20 tenants.	• AFIN has not acquired any multi tenant properties since Q2'17.	• Dispositions resulted in net proceeds of $2 million which were redeployed-into acquisitions with a weighted average Cap Rate of 8.1%, providing a 240 basis point arbitrage spread.
• Total closed and pipeline acquisitions of $134.7 million with a weighted average Cash Cap Rate[2] of 7.5% and a weighted average Cap Rate[3] of 8.3%.	• Received 92% of April Cash Rent due from our single tenant portfolio.	• Multi-tenant Occupancy of 87.3% at quarter end, up from 84.8% in the first quarter 2019	

AFIN CONTINUES TO GROW AND ACTIVELY MANAGE ITS SUPERIOR PORTFOLIO OF HIGH-QUALITY REAL ESTATE ASSETS

OUR MANAGEMENT TEAM



Michael Weil
Chief Executive Officer, President and Chairman of the Board of Directors
- Founding partner of AR Global
- Previously served as Senior VP of sales and leasing for American Financial Realty Trust
- Served as president of the Board of Directors of the Real Estate Investment Securities Association (now known as ADISA)



Katie Kurtz
Chief Financial Officer, Treasurer and Secretary
- Previously served as chief financial officer at New York City REIT, Inc., American Realty Capital-Retail Centers of America, Inc., Business Development Corporation of America II and Crossroads Capital, Inc. (formerly BDCA Venture, Inc.).
- Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group's business development company, Director of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd
- Mrs. Kurtz began her career at PricewaterhouseCoopers, LLP and is a certified public accountant in New York State

OUR EXTERNAL MANAGER, AR GLOBAL INVESTMENTS

AR Global

AR Global is a global asset manager that began with the goal of transforming the direct investment industry by introducing investment vehicles with innovative and distinct, investor-first features. Since 2009, AR Global has raised and invested over $30 billion in capital, served over 150,000 shareholders, and has grown to become one of the largest external managers of direct investment programs in the U.S. Our suite of sponsored REITs now includes net leased properties in the U.S., Canada and Europe, healthcare real estate, retail shopping centers, and New York City commercial properties with over $12 billion in assets under management.

CONTACT INFORMATION

Phone: 866-902-0063 **Email:** InvestorRelations@AmericanFinanceTrust.com **Website:** www.AmericanFinanceTrust.com

1 Includes pipeline as of April 15, 2020. PSAs are subject to conditions. There can be no assurance these pipeline acquisitions will be completed on their current terms, or at all.
2 Cash cap rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income during the first year of ownership that the property will generate under its existing lease. Cash cap rate is calculated by dividing the annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average cash cap rate is based upon square feet.
3 Weighted average capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight-lined rental income that the property will generate under its existing lease during its first year of ownership. Weighted average capitalization rate is calculated by dividing the annualized straight-lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average capitalization rate is based upon square feet.
4 Weighted average lease term remaining based on disposition date for dispositions and remaining lease term as of March 31, 2020 for acquisitions.

Forward-Looking Statement Disclosure

The statements in this report that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company's tenants and the global economy and financial markets and that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 27, 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.